Exhibit 99.1

BioTime’s Subsidiary LifeMap Sciences Announces Release of LifeMap Discovery™ Version 1.5 with GeneAnalytics™, a Powerful Gene Expression Analysis Tool

ALAMEDA, Calif.--(BUSINESS WIRE)--January 17, 2014--LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. (NYSE MKT: BTX), announced today the release of LifeMap Discovery™ version 1.5 (discovery.lifemapsc.com). LifeMap Discovery™ is a state-of-the-art roadmap of embryonic development and stem cell biology. The product integrates embryonic development and stem cell biology, molecular, cellular, anatomical, and disease-related information, and provides data-mining capabilities and bioinformatics applications. As such, it is a unique and powerful tool for research and discovery in multiple disciplines, including stem cell biology, developmental biology, disease mechanisms and etiology.

LifeMap Discovery™ is a key component in LifeMap’s integrated database suite, a discovery platform for biomedical and stem cell research, which also includes GeneCards®, the leading human gene database (www.genecards.org), and MalaCards, the human disease database (www.malacards.org). LifeMap Sciences holds the exclusive worldwide license to market GeneCards® and MalaCards from Yeda Research and Development Company Ltd., the commercial arm of the Weizmann Institute of Science.

Version 1.5 of LifeMap Discovery™ includes the following new features:

  GeneAnalytics™ – this powerful gene expression analysis tool integrates and clusters data extracted from multiple and variable resources, in order to identify tissue-specific gene expression patterns. It supports analysis of multiple genes and applies a novel algorithm to match gene sets to tissues, anatomical compartments and cells in vivo and in vitro within LifeMap Discovery™. As such, it is the most comprehensive analysis tool for modeling gene expression data in the embryo and the adult body.
  New disease cards for cell therapy approaches - information about diseases that can potentially benefit from cell-based treatments, including degenerative diseases, intractable diseases, disorders and injuries, which are characterized by cell death or aberrant cellular function.
  Improved display of signaling– LifeMap Discovery™ details ~2,000 development-associated signals and their cascades. In this version we have significantly improved our modeling and display of signals affecting cell development, thus enhancing the development of novel differentiation protocols.

  Updated development paths for:
    Epidermis, along with hair and tooth development
    Oligodendrocytes in the brain and spinal cord
    Schwann cell in the Peripheral Nervous System
  Blood cell development was updated with new gene expression and signaling information
  Adult mesenchymal stem cells (MSCs) were mapped in-vivo with their gene expression profile and developmental origin
  77 new differentiation protocols and 126 new in vitro cells were mapped, particularly updated the following cell types:
    Umbilical cord-derived hematopoietic stem cells
    Placenta-derived mesenchymal stem cells
    Limbal stem cells
  45 new high throughput experiments and large scale datasets including the integration of the GNF BioGPS dataset, and a proprietary cultured cells collection dataset that includes differential expression data for 131 human primary cells and stem cells.
  96 new cell therapy applications, in an ongoing effort to cover the cell therapy applications developed by industry and nonprofit organizations.

“Version 1.5 is a significant step forward in our coverage of stem cell and developmental data,” said Ronit Shtrichman, Ph.D., MBA, Vice President of Biology at LifeMap Sciences. “The addition of GeneAnalytics as a platform for identifying gene expression in cells and tissues is going to be a game-changer for our customers. This novel tool, which leverages both our manually annotated data, as well as high throughput data, will enable stem cells researchers to identify their cells and tissues during differentiation processes and accelerate their research.”

“We’re very happy to see how well received our platform has been with stem cell researchers in both academia and industry,” stated Yaron Guan-Golan, Head of Marketing at LifeMap Sciences. “Our recent presentation at World Stem Cell Summit, San Diego, has opened up many doors for collaboration in both commercial and academic spaces, and we will be pursuing them aggressively in the coming months.”

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its Integrated Biomedical Knowledgebase and discovery platform for biomedical research, which currently includes GeneCards®: the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap’s products are used in many institutions including academia, research hospitals, patent offices, and leading biotechnology and pharmaceutical companies. LifeMap is also engaged in therapeutics discovery, utilizing LifeMap’s proprietary platform to aid in the development of products for the treatment of degenerative diseases, including utilizing BioTime’s proprietary, PureStem™ human progenitor cell lines. In addition to its currently marketed products, LifeMap is pursuing several new internet and informatics products with substantial rapid revenue growth potential, leveraging its existing products and their large user base.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem™ progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

• Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

• OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.

• Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.

• LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.

• ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.

• BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.

• OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.

• ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

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Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Lesley Stolz, 510-521-3390 ext. 367
Executive Vice President Corporate Development
lstolz@biotimemail.com
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
CFO and General Counsel
ke@lifemapsc.com